Exhibit 3.2

AMENDED AND RESTATED

BYLAWS OF

BLACKROCK, INC.

a Delaware Corporation

(Effective as of July 22, 2021)

ARTICLE I

OFFICES

Section 1.1 Registered Office.

The registered office of BlackRock, Inc. (hereinafter called the “Corporation”) within the State of Delaware shall be at 251 Little Falls Drive, City of Wilmington, County of New Castle, State of Delaware 19808, and the name of the registered agent of the Corporation at such address shall be Corporation Service Company.

Section 1.2 Other Offices.

The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors from time to time shall determine or the business of the Corporation may require.

Section 1.3 Books and Records.

The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors or officers.

Section 1.4 Certain Definitions.

Except where otherwise explicitly provided, all references herein to the “Certificate of Incorporation” shall mean the certificate of incorporation of the Corporation as from time to time amended or restated and in effect including any certificates of designation (each a “Preferred Stock Designation”) filed under Section 151(g) (or any successor provision) of the General Corporation Law of the State of Delaware, as amended and in effect from time to time (the “DGCL”). In the event of any amendment of these Bylaws that does not involve a complete restatement thereof, any reference herein to “the Bylaws” or “these Bylaws” or “herein” or “hereof” or a like reference shall refer to these Bylaws as so amended. Defined terms used herein and not otherwise defined shall have the meanings ascribed to them in the Certificate of Incorporation.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Place of Meetings.

All meetings of the stockholders shall be held at any such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by Section 211 of the DGCL.

Section 2.2 Annual Meeting.

The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held at such time and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting. Only such business may be conducted as has been brought before an annual meeting of stockholders by, or at the direction of, the Board of Directors, or by a stockholder who has given timely written notice to the Secretary of the Corporation of such stockholder’s intention to bring such business before the meeting pursuant to Section 2.10 of these Bylaws.

Section 2.3 Special Meetings.

(a) Special meetings of stockholders may be called in accordance with the Certificate of Incorporation, including by the Chairman of the Board of Directors, the President or the Corporate Secretary of the Corporation pursuant to Section 2.3(b) of these Bylaws.

(b) A special meeting of stockholders shall be called by the Chairman of the Board of Directors, the President or the Corporate Secretary of the Corporation upon written request (a “Special Meeting Request”) of one or more record holders of shares of stock of the Corporation representing ownership of not less than 15 percent (15%) of the voting power of all outstanding shares of stock in the Corporation (the “Requisite Percentage”) who have complied in full with the requirements set forth in these Bylaws. For purposes of this Section 2.3(b), the shares “owned” by a stockholder of record shall be determined pursuant to the first sentence of Section 2.12(e).

(i) A Special Meeting Request must be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation. A Special Meeting Request shall be valid only if it is signed and dated by each stockholder of record submitting the Special Meeting Request and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made, or such stockholder’s or beneficial owner’s duly authorized agent (each, a “Requesting Stockholder”) collectively representing the Requisite Percentage, and includes (A) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting; (B) as to any director nominations proposed to be presented at the special meeting and any matter (other than a director nomination) proposed to be conducted at the special meeting and as to each Requesting Stockholder, the information, statements, representations, agreements and other documents that would be required to be set forth in or included with a stockholder’s notice of a nomination pursuant to Section 2.9 (including any nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and a completed and signed representation and agreement as required by Section 3.2(b)) and/or a stockholder’s notice of business proposed to be brought before a meeting pursuant to Section 2.10, as applicable; (C) a representation that each Requesting Stockholder, or one or more representatives of each such stockholder, intends to appear in person or by proxy at the special meeting to present the nomination(s) or business to be brought before the special meeting; (D) an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of any disposition prior to the record date for the special meeting of shares of the Corporation owned beneficially or of record and an acknowledgement that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares; and (E) documentary evidence that the Requesting Stockholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary; provided, however, that if the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within ten (10) days after the date on which the Special Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary. In addition, the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that the information provided or required to be provided therein shall be true and correct as of the record date for the special meeting, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days following the later of the record date for the meeting or the date notice of the record date is first publicly disclosed and (y) promptly provide any other information reasonably requested by the Corporation.

(ii) A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if (A) the Special Meeting Request does not comply with this Section 2.3(b); (B) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law (as determined in good faith by the Board of Directors); (C) the Special Meeting Request is delivered during the period commencing one hundred twenty (120) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting and (y) thirty (30) days after the first anniversary of the date of the previous annual meeting; (D) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at an annual or special meeting of stockholders held not more than twelve (12) months before the Special Meeting Request is delivered; (E) a Similar Item was presented at an annual or special meeting of stockholders held not more than one hundred twenty (120) days before the Special Meeting Request is delivered (and, for purposes of this clause (E), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); (F) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within one hundred twenty (120) days of the receipt by the Corporation of a Special Meeting Request; or (G) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (“Exchange Act”) or other applicable law.

(iii) Special meetings of stockholders called pursuant to this Section 2.3(b) shall be held at such place, if any, on such date, and at such time as the Board of Directors shall fix; provided, however, that the special meeting shall not be held more than one hundred twenty (120) days after receipt by the Corporation of a valid Special Meeting Request.

(iv) The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the Corporation at any time prior to the special meeting. If, at any time, the unrevoked requests from Requesting Stockholders (whether by specific written revocation or deemed revocation pursuant to clause (D) of Section 2.3(b)(i)), represent in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.

(v) In determining whether a special meeting of stockholders has been requested by the Requesting Stockholders representing in the aggregate at the least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary of the Corporation will be considered together only if (A) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board of Directors (which, if such purpose is the election or removal of directors, changing the size of the Board of Directors and/or the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors, will mean that the same person or persons are proposed for election or removal in each relevant Stockholder Meeting Request), and (B) such Special Meeting Requests have been dated and delivered to the Secretary of the Corporation within sixty (60) days of the earliest dated Special Meeting Request.

(vi) If none of the Requesting Stockholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the Corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(vii) Business transacted at any special meeting called pursuant to this Section 2.3(b) shall be limited to (A) the purpose(s) stated in the valid Special Meeting Request received from the Requisite Percentage of record holders and (B) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the special meeting.

Section 2.4 Adjournments.

Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.5 Notice of Meetings.

Notice of meetings of stockholders shall be given by the Corporation as required by applicable law not less than ten (10) days nor more than sixty (60) days before such meeting (unless a different time is specified by law) to every stockholder entitled by law to notice of such meeting. Notice of any such meeting need not be given to any stockholder who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.6 List of Stockholders.

The Corporation shall prepare, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Such list shall be arranged in alphabetical order, and show the address of each stockholder and the number of shares registered in the name of each stockholder; provided, that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.7 Quorum.

Unless otherwise required by law or the Certificate of Incorporation, a majority in voting power of the outstanding shares of the Corporation entitled to vote on the matters at issue, present in person or represented by proxy, shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, or the chairman of the meeting shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.4, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Section 2.8 Conduct of Meetings.

The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of stockholders, the Chairman of the Board of Directors, or in his absence or inability to act, the Chief Executive Officer, or, in his absence or inability to act, the person whom the Vice Chairman shall appoint, shall act as chairman of, and preside at, the meeting. The Secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to convene and to adjourn the meeting without a vote of stockholders and to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

Section 2.9 Nomination of Directors.

(a) Only persons who are nominated in accordance with this Section 2.9(a) shall be eligible for election as directors of the Corporation, subject to the rights of the holders of Preferred Stock. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.9 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with all of the procedures set forth in this Section 2.9 or (iii) in the case of an annual meeting, by any Eligible Stockholder (as defined in Section 2.12(d)) who complies with all of the procedures set forth in Section 2.12.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to clause (ii) of Section 2.9(a), such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(c) To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting of stockholders, not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the first anniversary of the date that the Corporation first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after the anniversary date of such meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed to stockholders or public disclosure of the date of the annual meeting was made, whichever first occurs, and (ii) in the case of a special meeting of stockholders, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed to stockholders or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an annual or special meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice pursuant to this Section 2.9.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) (1) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person or any affiliates of such person, (2) the name of each nominee holder of shares of capital stock of the Corporation owned beneficially but not of record by such person or any affiliates of such person, and the number of such shares of capital stock of the Corporation held by each such nominee holder, (3) whether and the extent to which any option, warrant, forward contract, swap, contract of sale, or other derivative instrument has been entered into by or on behalf of such person, or any affiliates of such person, with respect to capital stock of the Corporation and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of capital stock of the Corporation) has been entered by or on behalf of such person, or any affiliates of such person, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates of such person, with respect to capital stock of the Corporation, (D) such person’s written representation and agreement required by Section 3.2(b) of these Bylaws and (E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, (A) the name and address of such person (including, if applicable, the name and address of such person as they appear on the Corporation’s books), (B) (1) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person or any affiliates of such person, (2) the name of each nominee holder of shares of capital stock of the Corporation owned beneficially but not of record by such person or any affiliates of such person, and the number of such shares of capital stock of the Corporation held by each such nominee holder, (3) whether and the extent to which any option, warrant, forward contract, swap, contract of sale, or other derivative instrument has been entered into by or on behalf of such person, or any affiliates of such person, with respect to capital stock of the Corporation and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of capital stock of the Corporation) has been entered by or on behalf of such person, or any affiliates of such person, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates of such person, with respect to capital stock of the Corporation, (C) a description of (1) all agreements, arrangements or understandings (whether written or oral) between such person, or any affiliates of such person, and any proposed nominee, or any affiliates of such proposed nominee, (2) all agreements, arrangements or understandings (whether written or oral) between such person, or any affiliates of such person, and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such person, or otherwise relating to the Corporation or their ownership of capital stock of the Corporation, and (3) any material interest of such person, or any affiliates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates of such person, and (D) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) In addition to the information required pursuant to Section 2.9(d) or any other provision of these Bylaws, the Corporation may require any proposed nominee to furnish any other information (i) that may reasonably be requested by the Corporation to determine whether the nominee would be independent under the Independence Standards (as defined in Section 2.12(g)), (ii) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee or (iii) that may reasonably be requested by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation.

(f) Any person providing any information to the Corporation pursuant to this Section 2.9 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the determination of stockholders entitled to vote at the meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days following the later of the record date for the determination of stockholders entitled to vote at the meeting or the date notice of the record date is first publicly disclosed.

(g) Except as otherwise provided in these Bylaws, (i) if a nomination is not made in accordance with this Section 2.9 (including if a stockholder giving notice of such nomination and/or its nominee(s) breach of any required representations or agreements or fail to comply with any of their obligations under this Section 2.9), or (ii) if a proposed nominee dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the relevant meeting, in each case as determined by the chairman of the meeting, the chairman of the meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, if a stockholder giving notice of a nomination (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 2.9, such nomination shall be declared invalid and disregarded as provided in the previous sentence.

Section 2.10 Business at Annual Meetings.

(a) No business (other than nominations for election to the Board of Directors, which must be made in accordance with Section 2.9) may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.10 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with all of the procedures set forth in this Section 2.10.

(b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(c) To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the date that the Corporation first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after the anniversary date of such meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed to stockholders or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice pursuant to this Section 2.10.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each matter such stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, (B) the text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment), and (C) the reasons for conducting such business at the annual meeting, and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, (A) the name and address of such person (including, if applicable, the name and address of such person as they appear on the Corporation’s books), (B) (1) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person or any affiliates of such person, (2) the name of each nominee holder of shares of capital stock of the Corporation owned beneficially but not of record by such person or any affiliates of such person, and the number of such shares of capital stock of the Corporation held by each such nominee holder, (3) whether and the extent to which any option, warrant, forward contract, swap, contract of sale, or other derivative instrument has been entered into by or on behalf of such person, or any affiliates of such person, with respect to capital stock of the Corporation and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of capital stock of the Corporation) has been entered by or on behalf of such person, or any affiliates of such person, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates of such person, with respect to capital stock of the Corporation, (C) a description of (1) all agreements, arrangements or understandings (whether written or oral) between such person, or any affiliates of such person, and any other person or persons (including their names) in connection with or relating to the Corporation or the proposal of such business by such person and (2) any material interest of such person, or any affiliates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates of such person, and (D) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies with respect to the proposed business pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(e) Any person providing any information to the Corporation pursuant to this Section 2.10 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the determination of stockholders entitled to vote at the annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days following the later of the record date for the determination of stockholders entitled to vote at the annual meeting or the date notice of the record date is first publicly disclosed.

(f) Once business has been properly brought before the annual meeting in accordance with this Section 2.10, nothing in this Section 2.10 shall be deemed to preclude discussion by any stockholder of any such business.

(g) If business is not properly brought before the annual meeting in accordance with this Section 2.10 (including if a stockholder giving notice of such business fails to comply with any of its obligations under this Section 2.10), as determined by the chairman of the meeting, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, if a stockholder giving notice of business proposed to be brought before the annual meeting (or a representative thereof) does not appear at the annual meeting to present such business pursuant to this Section 2.10, such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(h) Nothing contained in this Section 2.10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.11 Voting.

Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the votes of shares of the Corporation’s capital stock represented at the meeting and entitled to vote on such question, voting as a single class. Every reference in these Bylaws to a majority or other proportion of shares, or a majority or other proportion of the votes of shares, of capital stock shall refer to such majority or other proportion of the votes to which such shares of capital stock are entitled as provided in the Certificate of Incorporation. Votes of stockholders entitled to vote at a meeting of stockholders may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the chairman of the meeting of stockholders, in such chairman’s discretion, may require that any votes cast at such meeting shall be cast by written ballot. Abstentions shall not be considered to be votes cast.

Section 2.12 Proxy Access.

(a) Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 2.12, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by an Eligible Stockholder (as defined in Section 2.12(d)) that expressly elects at the time of providing the notice required by this Section 2.12 to have such nominee included in the Corporation’s proxy materials pursuant to this Section 2.12. For purposes of this Section 2.12, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Section 2.12(h)). For the avoidance of doubt, nothing in this Section 2.12 shall limit the Corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the Corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation pursuant to this Section 2.12. Subject to the provisions of this Section 2.12, the name of any Stockholder Nominee included in the Corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such annual meeting.

(b) In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to this Section 2.12, the Eligible Stockholder must have given timely notice of such nomination (the “Notice of Proxy Access Nomination”) in proper written form to the Secretary of the Corporation. To be timely, the Notice of Proxy Access Nomination must be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the first anniversary of the date that the Corporation first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders. In no event shall any adjournment or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 2.12.

(c) The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed twenty-five percent (25%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2.12 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty-five percent (25%) (such number, as it may be adjusted pursuant to this Section 2.12, the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. For purposes of determining when the Permitted Number has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (i) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.12 whose nomination is subsequently withdrawn, (ii) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.12 whom the Board of Directors decides to nominate for election to the Board of Directors and (iii) any director in office as of the Final Proxy Access Nomination Date who was included in the Corporation’s proxy materials as a Stockholder Nominee for either of the two (2) preceding annual meetings of stockholders (including any individual counted as a Stockholder Nominee pursuant to the immediately preceding clause (ii)) and whom the Board of Directors decides to nominate for re-election to the Board of Directors. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.12 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.12 exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.12 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.12 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.12 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 2.12 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Notwithstanding anything to the contrary contained in this Section 2.12, the Corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 2.12 for any meeting of stockholders for which the Secretary of the Corporation receives notice (whether or not subsequently withdrawn) that a stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees set forth in Section 2.9.

(d) An “Eligible Stockholder” is a stockholder or group of no more than 20 stockholders (counting as one stockholder, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has owned (as defined in Section 2.12(e)) continuously for at least three (3) years (the “Minimum Holding Period”) a number of shares of common stock of the Corporation that represents at least three percent (3%) of the Corporation’s outstanding common stock as of the date the Notice of Proxy Access Nomination is delivered to or mailed and received by the Secretary of the Corporation in accordance with this Section 2.12 (the “Required Shares”), (ii) continues to own the Required Shares through the date of the annual meeting and (iii) satisfies all other requirements of, and complies with all applicable procedures set forth in, this Section 2.12. A “Qualifying Fund Group” is a group of two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds that are part of the same Qualifying Fund Group), (1) each provision in this Section 2.12 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has owned continuously for the Minimum Holding Period in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition) and (2) a breach of any obligation, agreement or representation under this Section 2.12 by any member of such group shall be deemed a breach by the Eligible Stockholder. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.

(e) For purposes of this Section 2.12, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. For purposes of this Section 2.12, a stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares; provided that the stockholder has the power to recall such loaned shares on five (5) business days’ notice and includes in its Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors (or any duly authorized committee thereof). For purposes of this Section 2.12, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(f) To be in proper written form for purposes of this Section 2.12, the Notice of Proxy Access Nomination must include or be accompanied by the following:

(i) a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously during the Minimum Holding Period, and the Eligible Stockholder’s agreement to provide (A) within five (5) business days following the later of the record date for the determination of stockholders entitled to vote at the annual meeting or the date notice of the record date is first publicly disclosed, a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously through the record date and (B) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the annual meeting;

(ii) one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received by the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5)

business days following the later of the record date for the determination of stockholders entitled to vote at the annual meeting or the date notice of the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(iii) a copy of the Schedule 14N that has been or is concurrently being filed with the U.S. Securities and Exchange Commission (the “SEC”) as required by Rule 14a-18 under the Exchange Act;

(iv) the information and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 2.9(d), together with the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;

(v) a representation that the Eligible Stockholder (A) will continue to hold the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 2.12, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(1) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, and (G) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vi) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.12 or any solicitation or other activity in connection therewith and (C) file with the SEC any solicitation or other communication with the stockholders of the Corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(vii) a written representation and agreement from each Stockholder Nominee that such Stockholder Nominee (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in such representation and agreement or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation in such representation and agreement, (C) would be in compliance, if elected as a director of the Corporation, and will comply with the Corporation’s code of conduct and ethics, corporate governance guidelines, stock ownership and trading policies and guidelines and any other policies or guidelines of the Corporation applicable to directors and (D) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors;

(viii) in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.12 (including withdrawal of the nomination); and

(ix) in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder in which two or more funds that are part of the same Qualifying Fund Group are counted as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.

(g) In addition to the information required pursuant to Section 2.12(f) or any other provision of these Bylaws, (i) the Corporation may require any proposed Stockholder Nominee to furnish any other information (A) that may reasonably be requested by the Corporation to determine whether the Stockholder Nominee would be independent under the rules and listing standards of the principal United States securities exchanges upon which the common stock of the Corporation is listed or traded, any applicable rules of the SEC or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”), (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (C) that may reasonably be requested by the Corporation to determine the eligibility of such Stockholder Nominee to be included in the Corporation’s proxy materials pursuant to this Section 2.12 or to serve as a director of the Corporation, and (ii) the Corporation may require the Eligible Stockholder to furnish any other information that may reasonably be requested by the Corporation to verify the Eligible Stockholder’s continuous ownership of the Required Shares for the Minimum Holding Period.

(h) The Eligible Stockholder may, at its option, provide to the Secretary of the Corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed five hundred (500) words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 2.12, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(i) In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any such defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing such notification shall not be deemed to cure any such defect or limit the remedies available to the Corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 2.12). In addition, any person providing any information to the Corporation pursuant to this Section 2.12 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the determination of stockholders entitled to vote at the annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days following the later of the record date for the determination of stockholders entitled to vote at the annual meeting or the date notice of the record date is first publicly disclosed.

(j) Notwithstanding anything to the contrary contained in this Section 2.12, the Corporation shall not be required to include in its proxy materials, pursuant to this Section 2.12, any Stockholder Nominee (i) who would not be an independent director under the Independence Standards, (ii) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal United States securities exchanges upon which the common stock of the Corporation is listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) whose election as a member of the Board of Directors would cause the Corporation to seek, or assist in the seeking of, advance approval or to obtain, or assist in the obtaining of, an interlock waiver pursuant to the rules or regulations of the Board of Governors of the Federal Reserve System or the Office of the Comptroller of the Currency, (v) who is a director, trustee, officer or employee with management functions for any depositary institution, depositary institution holding company or entity that has been designated as a Systemically Important Financial Institution, each as defined in the Depository Institution Management Interlocks Act, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (viii) who shall have provided any information to the Corporation or its stockholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.

(k) Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 2.12 or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 2.12 or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors (or any duly authorized committee thereof) or the chairman of the annual meeting, (A) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (B) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (C) the Board of Directors (or any duly authorized committee thereof) or the chairman of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 2.12, such nomination shall be declared invalid and disregarded as provided in clause (C) above.

(l) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.12 for the next two (2) annual meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 2.9.

(m) This Section 2.12 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 General Powers.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

Section 3.2 Number, Qualifications, Election and Term of Office.

(a) Subject to the rights of holders of Preferred Stock, the number of directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors then in office. No reduction in the number of directors shall have the effect of shortening the term of any director in office at the time such reduction becomes effective.

(b) In order to be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver to the Secretary of the Corporation a written representation and agreement that such person (i) is not and will not become a party to (A) any Voting Commitment that has not been disclosed to the Corporation in such representation and agreement or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination or service or action as a director that has not been disclosed to the Corporation in such representation and agreement, (iii) would be in compliance, if elected as a director of the Corporation, and will comply with the Corporation’s code of conduct and ethics, corporate governance guidelines, stock ownership and trading policies and guidelines and any other policies or guidelines of the Corporation applicable to directors and (iv) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors. The retirement age of and other restrictions and qualifications for directors constituting the Board of Directors shall be as authorized from time to time by the affirmative vote of 66 2/3% of the members of the Board of Directors then in office. Members of the Board of Directors need not be residents of the State of Delaware and need not be stockholders of the Corporation.

(c) The directors shall hold office in accordance with the provisions as set forth in the Certificate of Incorporation.

(d) Notwithstanding any provision in these Bylaws to the contrary (other than in connection with filling vacancies on the Board of Directors), a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which the Secretary of the Corporation determines that the number of nominees exceeds the number of directors to be elected as of the date seven (7) days prior to the scheduled mailing date of the proxy statement for such meeting.

Section 3.3 Vacancies.

Unless otherwise required by law or by the Certificate of Incorporation, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, or by the stockholders if such vacancy resulted from the action of stockholders (in which event such vacancy may not be filled by the directors or a majority thereof), and in any event the directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

Section 3.4 Removal.

Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the votes of capital stock then entitled to vote in the election of directors at a meeting of stockholders called for that purpose. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect directors of the Corporation pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in the resolution or resolutions of the Board of Directors providing for the establishment of any such series, any such director of the Corporation so elected may be removed in accordance with the provisions of such resolution or resolutions.

Section 3.5 Place of Meetings.

Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting. Each regular meeting of the Board of Directors shall be held at the location specified in the notice with respect to such meeting or, if no such notice is provided or no location is specified therein, at the principal executive offices of the Corporation.

Section 3.6 Regular Meetings.

Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by applicable law or these Bylaws.

Section 3.7 Special Meetings.

Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or at the request of twenty percent (20%) of the directors. The person or persons authorized to call a special meeting of the Board of Directors may fix the place, date and time of the meeting. Upon request by the person or persons authorized to call such meetings, the Secretary of the Corporation shall give any requisite notice for the meeting.

Section 3.8 Notice of Meetings.

Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 3.8 in which notice shall be stated the date, time and place of the meeting. Notice of a special meeting shall state the general purpose of the meeting, but other routine business may be conducted at a special meeting without such matter being stated in the notice. Notice of each meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of such meeting, by telephone on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. Notice of any meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.9 Quorum; Required Vote.

Except as otherwise provided by law, the Certificate of Incorporation and Section 3.3 of these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting from time to time to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 3.10 Organization.

At each meeting of the Board of Directors, the Chairman of the Board of Directors or, in his absence, the Vice Chairman or another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary or, in his absence, any person appointed by the chairman, shall act as secretary of the meeting and keep the minutes thereof.

Section 3.11 Resignations.

Any director of the Corporation may resign at any time by giving written notice of his resignation to the Chairman of the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.12 Compensation.

Directors shall receive such compensation, including fees and reimbursement of expenses, for their services as the Board of Directors may determine from time to time. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation thereof.

Section 3.13 Action by Written Consent.

Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

Section 3.14 Telephonic Meeting.

Unless otherwise provided by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at a meeting.

Section 3.15 Board Committees.

(a) The Board of Directors may by resolution designate one or more committees (in addition to the mandatory Standing Committees as set forth in Section 3.15(e) below) consisting of one or more directors of the Corporation which, to the extent authorized in any resolution of the Board of Directors or these Bylaws and permissible under the DGCL and the Certificate of Incorporation, shall have and may exercise any or all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except that no committee (including any Standing Committee) shall have the power to take any action which requires, pursuant to these Bylaws, the affirmative vote of at least a majority or any greater proportion of the entire Board of Directors then in office.

(b) With respect to all committees designated in accordance with this Section 3.15, the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. With respect to all Board committees designated in accordance with this Section 3.15, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee may authorize the seal of the Corporation to be affixed to all papers which may require it.

(c) A majority of the members of any committee may determine such committee’s procedures for the conduct of business and may fix the time and place of its meetings, unless the Board of Directors shall by resolution otherwise provide. Notice of such meetings shall be given to each member of the committee in the same manner as provided for meetings of the Board of Directors by these Bylaws. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required. Except as otherwise provided by resolution of the Board of Directors or of such committee, a quorum for the transaction of business by a committee at a meeting thereof shall be a majority of the members and the affirmative vote of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee.

(d) Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of one or more officers, employees or persons who are not directors of the Corporation to conduct any part of the business or affairs of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

(e) Standing Committees.

The standing committees which, subject to Section 3.15(a), shall be appointed from time to time by the Board of Directors shall be: the Executive Committee, the Audit Committee, the Nominating, Governance and Sustainability Committee and the Management Development and Compensation Committee.

(i) Executive Committee.

The Executive Committee shall consist of the Chairman and Chief Executive Officer and not less than four other directors who shall from time to time be appointed by the Board of Directors. The Executive Committee shall have and exercise in the intervals between the meetings of the Board of Directors all the powers of the Board of Directors, except as prohibited by applicable law. All acts done and powers conferred by the Executive Committee from time to time shall be deemed to be, and may be certified as being, done and conferred under authority of the Board of Directors.

(ii) Audit Committee.

The Board of Directors shall appoint annually the Audit Committee consisting of not less than three directors, all of whom shall be Independent Directors. The Audit Committee will select and oversee the Corporation’s auditors, with whom the Audit Committee will, among other things, review the scope of audit and non-audit assignments and related fees, accounting principles used by the Corporation in financial reporting, internal auditing procedures and the adequacy of the Corporation’s risk management, compliance and internal control procedures.

(iii) Nominating, Governance and Sustainability Committee.

The Board of Directors shall appoint annually the members of the Nominating, Governance and Sustainability Committee, consisting of not less than three directors, all of whom shall be Independent Directors. The Nominating, Governance and Sustainability Committee will review the qualifications of potential candidates for the Board of Directors, report its findings to the Board of Directors and propose to the Board of Directors nominations for board memberships for approval by the Board of Directors and, if appropriate, submission by the Board of Directors to the stockholders of the Corporation for election. The Nominating, Governance and Sustainability Committee will also recommend to the Board of Directors (for adoption by the Board of Directors) the Corporate Governance Guidelines applicable to the Corporation, lead the Board of Directors in its annual review of the performance of the Board of Directors and management and recommend to the Board of Directors director nominees for each committee.

(iv) Management Development and Compensation Committee.

The Board of Directors shall appoint annually the members of the Management Development and Compensation Committee, consisting of not less than three directors, all of whom shall be Independent Directors. The Management Development and Compensation Committee will administer such compensation plans as the Board of Directors may determine from time to time, and will establish the compensation for the Corporation’s executive officers. The Management Development and Compensation Committee may by resolution designate a subcommittee to administer the Corporation’s compensation plans.

(f) For purposes of this Section 3.15, “Independent Director” means any Director who is or would be an “independent director” with respect to New BlackRock pursuant to Section 303A.02 of the New York Stock Exchange Listed Company Manual and Section 10A of the Exchange Act (or any successor provisions).

ARTICLE IV

OFFICERS

Section 4.1 Designation.

The officers of the Corporation shall be elected by the Board of Directors and shall include a Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary. The Board of Directors of the Corporation, in its discretion, may also elect a Chairman of the Board of Directors (who must be a director), one or more Vice Chairmen (who need not be a director) and one or more Managing Directors, Directors, Vice Presidents, Assistant Treasurers, Assistant Secretaries and other officers.

Section 4.2 Election and Tenure.

Officers and assistant officers of the Corporation may, but need not, also be members of the Board of Directors or stockholders of the Corporation. At its first meeting after each annual meeting of the stockholders, the Board of Directors shall elect the officers or provide for the appointment thereof. Unless otherwise provided by the Certificate of Incorporation, the term of each officer elected by the Board of Directors shall be until the first meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal in the manner specified in this Section 4.2. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the majority vote of the members of the Board of Directors then in office. Any officer or assistant officer appointed by another officer may be removed from office with or without cause by such officer. The removal of an officer shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Chairman of the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board of Directors or, in the case of offices held by officers who may be appointed by other officers, by any officer authorized to appoint such officer. Any individual may be elected to, and may hold, more than one office of the Corporation.

Section 4.3 Duties.

Except as set forth in Section 4.5, the powers and duties of the several officers shall be as provided from time to time by resolution or other directive of the Board of Directors. In the absence of such provisions, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation.

Section 4.4 Compensation.

Officers may be paid such reasonable compensation as the Board of Directors may from time to time authorize and direct. The Board of Directors may delegate its authority to determine compensation to a committee.

Section 4.5 Responsibilities of the Chief Executive Officer.

Subject to the direction of the Board of Directors, the Chief Executive Officer shall have the general supervision of the policies, business and operations of the Corporation, and of the other officers, agents and employees of the Corporation and, except as otherwise provided in these Bylaws or by the Board of Directors, shall have all the other powers and duties as are usually incident to the Chief Executive Officer of a corporation. In the absence of the Chief Executive Officer, his rights and duties shall be performed by such other officer or officers as shall be designated by the Board of Directors. To the extent not specifically appointed to a Committee, the Chief Executive Officer of the Corporation shall be ex officio a member of all Committees except the Audit Committee, the Nominating, Governance and Sustainability Committee and the Management Development and Compensation Committee.

ARTICLE V

STOCK CERTIFICATES AND THEIR TRANSFER

Section 5.1 Uncertificated and Certificated Shares; Form of Certificates.

Effective at such time as the President or any Vice President or the Treasurer of the Corporation designates in writing to the Corporate Secretary and any transfer agents of the Corporation with respect to any class of stock of the Corporation, the shares of such class shall be uncertificated shares; provided that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation and provided further that upon request every holder of uncertificated shares shall be entitled, to the extent provided in Section 158 of the DGCL, to have a certificate signed in the name of the Corporation (i) by the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

Section 5.2 Record Owners.

A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation’s books. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 5.3 Transfers of Stock.

Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named as the holder thereof on the stock records of the Corporation, by such person’s attorney lawfully constituted in writing, and in the case of shares represented by a certificate upon the surrender of the certificate thereof, which shall be cancelled before a new certificate shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. To the extent designated by the President or any Vice President or the Treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

Section 5.4 Transfer Agents and Registrars.

The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. If any certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, any signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 5.5 Regulations.

The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

Section 5.6 Fixing the Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolutions taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.7 Lost Certificates.

The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

ARTICLE VI

INDEMNIFICATION AND INSURANCE

Section 6.1 Right to Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director or officer of another company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 6.2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 6.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 6.1 or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 6.2 Right of Claimant to Bring Suit.

If a claim under Section 6.1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.3 Non-Exclusivity of Rights.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.4 Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1 Seal.

The seal of the Corporation shall be in such form as shall be approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.

Section 7.2 Fiscal Year.

The fiscal year of the Corporation shall begin on January 1 and end on December 31 of each year.

Section 7.3 Checks, Notes, Drafts, Etc.

All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 7.4 Voting of Stock in Other Persons.

Unless otherwise provided by resolution of the Board of Directors, the Chief Executive Officer, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes that the Corporation may be entitled to cast as a stockholder or otherwise in any other Person, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or consent in writing to any action by any such other corporation. In the event one or more attorneys or agents are appointed, the Chief Executive Officer may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chief Executive Officer may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances relating to securities owned by the Corporation.

Section 7.5 Dividends.

Subject to the provisions of the DGCL and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting in accordance with the voting requirements set forth in Section 3.10 if applicable. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by the DGCL or the Certificate of Incorporation.

32